Exhibit 99.1

NEWS RELEASE
March 16, 2007	Contact: Scott R. Royster, EVP & CFO
FOR IMMEDIATE RELEASE	301-429-2642

Radio One, Inc.
2006 Fourth Quarter Results
Conference Call

Washington, DC - Radio One, Inc. (NASDAQ: ROIAK and ROIA) will be holding a conference call for investors, analysts and other interested parties to discuss its preliminary unaudited results for the fourth fiscal quarter of 2006.

The conference call is scheduled for Wednesday, March 21, 2007 at 5:00 p.m. Eastern Time. Interested parties should call (612) 332-0637 at least five minutes prior to the scheduled time of the call. The conference call will be recorded and made available for replay from 8:30 p.m. the day of the call until 11:59 p.m. Eastern Time the following day. Interested parties may listen to the replay by calling (320) 365-3844; access code: 867529.

Access to live audio and a replay of the conference call will also be available on Radio One’s corporate website at . The replay will be made available on the website for seven business days after the call.

Radio One, Inc. (www.radio-one.com) is the nation’s seventh largest radio broadcasting company (based on 2005 net broadcast revenue) and the largest radio broadcasting company that primarily targets African-American and urban listeners. Radio One owns and/or operates 70 radio stations located in 22 urban markets in the United States and reaches approximately 14 million listeners every week. Additionally, Radio One owns Giant Magazine (www.giantmag.com) and interests in TV One, LLC (), a cable/satellite network programming primarily to African-Americans and Reach Media, Inc. (www.blackamericaweb.com), owner of the Tom Joyner Morning Show and other businesses associated with Tom Joyner. Radio One also operates the only nationwide African-American news/talk network on free radio and programs “XM 169 The POWER,” an African-American news/talk channel, on XM Satellite Radio.

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